CLEARFIELD

Fiscal Year 2015 Third Quarter Ended June 30, 2015

FieldReport

Virtual Conference Call
As of July 23, 2015



Cheri Beranek

President and CEO

July 23, 2015

2

Hello, this is Cheri Beranek, President and CEO for Clearfield. Welcome to the third quarter and year to date, fiscal year 2015 FieldReport and Clearfield's Virtual Conference Call.

FY15 3rd Quarter "FieldReport"

CLEARFIELD

Forward-looking statements contained herein are made pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. These statements are based upon the Company's current expectations and judgments about future developments in the Company's business. Certain important factors could have a material impact on the Company's performance, including, without limitation the effect of the significant downturn in the U.S. economy on Clearfield's customers; the impact of the American Recovery and Reinvestment Act or any other legislation on customer demand and purchasing patterns; cyclical selling cycles; need to introduce new products and effectively compete against competitive products; the effectiveness of distributors and new selling channels; dependence on third-party manufacturers and the availability of raw materials, particularly fiber; the success of efforts to reduce expenses through manufacturing improvements and procurement; reliance on key customers; rapid changes in technology; the negative effect of product defects; the need to protect its intellectual property; the impact on its financial results or stock price of its ability to use its deferred tax assets, consisting primarily of net operating loss carryforwards, to offset future taxable income; the valuation of its goodwill and the effect of its stock price, among other factors, on the evaluation of goodwill; and other factors set forth in Clearfield's Annual Report on Form 10-K for the year ended September 30, 2014 as well as other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update these statements to reflect actual events.

July 23, 2015 3

Forward-looking statements contained within this presentation are made pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. Our statements are based upon the Company's current expectations and judgments about future developments in the Company's business.

To start our FieldReport, our CFO Dan Herzog will provide some details on our financial results for the third quarter.


Revenue Trend
CLEARFIELD
$20,000,000
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
Q3 2013
Q4 2013
Q1 2014
Q2 2014
Q3 2014
Q4 2014
Q1 2015
Q2 2015
Q3 2015
Customer 1/Competitive Providers
Customers 2-500+/Incumbent Providers
3rd Quarter Revenue Growth Consistent Across all Providers
July 23, 2015
4

Thank you, Cheri.

Clearfield posted record revenues for the third quarter period with sales of $18.2 million. Revenues for the third quarter of fiscal 2015 grew 27% over third quarter of fiscal 2014. Of note, revenue growth was consistent across both competitive and incumbent providers. We are pleased with our continual ability to respond quickly to orders. Backlog increased during the period an incremental $500,000 from $3.2 to $3.7 million.

I'd also like to highlight several aspects of our channel structure. Over the last few years, Clearfield has made inroads into non-U.S. markets. Non U.S. revenue grew 51% on a year-over-year basis within the third quarter, to maintain a consistent 9% of revenue for the nine month period. We have spec position in several additional projects outside of the U.S. that we expect to close in the next six months.

We are exceptionally pleased to be working with key distributors for our international expansion as well as our expansion in the U.S. markets. Sales through distribution increased to 54% of revenues for the third quarter and 50% for the year to date. We view our distribution partners as a valuable and important element of our market expansion program.


Gross Profit % Over Time
CLEARFIELD
44
43
42
41
40
39
38
37
36
35
Target Zone
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
FY 13
FY 14
FY 15
Gross Profit Percentage Rebounds due to Volume, Seasonality and Cost-Reduction Initiatives
July 23, 2015
5

In last quarter's FieldReport, we reported that we expected gross profit margins to rebound in the second half of the year. As seen here, Clearfield's gross profit margins for our third quarter are near their historical highs. This is the result of a variety of factors, including increased revenues, product mix, summer build seasons and the streamlining of cost structures in both our U.S. and Mexican manufacturing centers.


CLEARFIELD
Dan Herzog
Chief Financial Officer
July 23, 2015
6

I also wanted to pass along the third quarter activity on our stock repurchase program announced in November 2014. For the quarter ended June 30, 2015, Clearfield did not purchase shares. As of June 30, 2015, Clearfield had repurchased an aggregate of 72,089 shares for approximately $849,000 under the program. We have approximately $7,151,000 remaining authorized for repurchases.

At this point, I'd like to turn the presentation back to Cheri for some insight on what to expect moving forward.


Let's "Gigafy" America
CLEARFIELD
Competitive Environment
"The discussion of how to encourage faster, better broadband starts with competition."
Tom Wheeler, FCC Chairman, Broadband Communities Summit
Telco Provider
Cable Provider
Municipal Provider
Competitive Carrier
July 23, 2015
7

Thanks, Dan. Gigabit Broadband is possible when fiber is brought directly to the homes and businesses of our communities. While it is impossible to reach consensus throughout the industry on the best means by which the government of this and other countries should support this need, evidence would seem to prove out that when one competitor brings fiber to a community, others follow.

As a product innovator, our strategy is to lead this effort of "Gigafying America" by introducing technologies that reduce the cost of delivering optical fiber. Our products reduce labor costs by reducing the skill and labor time required to install – and maintain. This value proposition is attractive to all in the fiber competitive environment. While we do not expect any service provider to sole source our product lines, our goal is to establish ourselves as the first or second sourced supplier for service providers in each competitive landscape.

To date, our predominant successes are in the small telco, municipal and competitive carrier environments. However, we are making headway in other market categories as well. You will find our products in early-stage trial and pilot deployments at some of the largest providers in the industry.


Product Highlights
CLEARFIELD
Clearview Black
FieldSmart
Makwa
WaveSmart
HD Splitter
July 23, 2015
8

I want to take a few minutes to highlight a few of our flagship product solutions. The FieldSmart Makwa FDH hit the industry by storm in June of last quarter, as it was a highlight of the Fiber to the Home Council's annual conference. As the first and only fiber distribution hub designed from concept for placement either above or below ground, both incumbent and competitive service providers were intrigued on how the Makwa will expedite the pre-construction engineering process while answering community leaders' preference for telecommunication cabinets that are out of sight. While not yet a significant part of Clearfield's revenue stream, the Makwa is now shipping.


Product Showcase: Clearfield's PoLAN
CLEARFIELD
July 23, 2015
9

Just like fiber to the home, Clearfield's products are used to bring fiber to the desktop and factory floor. As part of Clearfield's build-out of our facility, a passive optical LAN was built to provide Gigabit service into our facility and fiber to our devices. With more than 650 devices on our network, Clearfield's PoLAN utilizes many components of our product line. Built in conjunction with Zhone PoLAN opto-electronics, our blazing fast network is a showcase for prospects who visit our facility.


ARE YOU THE WISEST MAN ON EARTH?
I AM.
DO YOU SEEK VISION AND CLARITY, MY SON?
ALL I'M LOOKING FOR IS A WAY TO REDUCE MY GIGABIT BROAD-BAND COSTS!
SORRY. I'M A WISE MAN NOT A MIRACLE WORKER! TRY CLEARFIELD!

Vision. Clarity. Clearfield.

July 23, 2015

10

We believe the rate of growth experienced this period, in quarter over quarter revenues, will climb in fourth quarter. The increase in backlog as of June 30 as well as recent bookings and revenue indications received from both of the ILEC and CLEC customer groups supports Clearfield's outlook of a strong fourth quarter. However, due to the nature of our build-to-order business as well as our industry-leading short lead-times, a more definitive outlook for the year will not be issued.

Thank you for your interest in Clearfield. We look forward to our next FieldReport, reflecting our fourth quarter and year-end results, which is tentatively scheduled for November 12, 2015.

Lastly, we welcome your questions about our industry, our business and our financial performance. Please forward your inquires to IR@clfd.net. Relevant questions and our responses will be posted on the Clearfield Investor Relations webpage.

CLEARFIELD

CLEARFIELD

"FieldReport"

July 23, 2015 11